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Weyerhaeuser Company and Subsidiaries

EXHIBIT 12(a) - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                      WEYERHAEUSER COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)



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
                                                               2002           2001          2000           1999           1998
                                                            -----------    -----------    -----------   -----------     ---------
Available earnings:
    Earnings before interest expense, amortization of
      debt expense, income taxes and cumulative effect
      of a change in an accounting principle                $ 1,195,485    $ 1,006,969    $ 1,677,577   $ 1,276,905     $ 756,715
    Add interest portion of rental expense                       54,218         45,655         42,063        27,515        23,698
                                                            -----------    -----------    -----------   -----------     ---------

    Available earnings before cumulative effect of a
      change in an accounting principle                     $ 1,249,703    $ 1,052,624    $ 1,719,640   $ 1,304,420     $ 780,413
                                                            ===========    ===========    ===========   ===========     =========

Fixed charges:
    Interest expense incurred:
      Weyerhaeuser Company and subsidiaries
        excluding Weyerhaeuser Real Estate Company and
        other related subsidiaries                          $   797,071    $   353,365    $   352,341   $   274,599     $ 260,014
      Weyerhaeuser Real Estate Company and other
        related subsidiaries                                     52,926         68,887         83,556        74,436        81,857
                                                            -----------    -----------    -----------   -----------     ---------

      Subtotal                                                  849,997        422,252        435,897       349,035       341,871
      Less intercompany interest                                   (800)          (924)          (568)       (2,230)      (13,753)
                                                            -----------    -----------    -----------   -----------     ---------

      Total interest expense incurred                           849,197        421,328        435,329       346,805       328,118
                                                            -----------    -----------    -----------   -----------     ---------

      Amortization of debt expense                               24,124          4,642          3,331         3,957         3,595
                                                            -----------    -----------    -----------   -----------     ---------

    Rental expense:
      Weyerhaeuser Company and subsidiaries
        excluding Weyerhaeuser Real Estate
        Company and other related subsidiaries                  152,243        128,082        117,307        74,918        65,508
      Weyerhaeuser Real Estate Company and
        other related subsidiaries                               10,410          8,883          8,882         7,627         5,586
                                                            -----------    -----------    -----------   -----------     ---------

                                                                162,653        136,965        126,189        82,545        71,094
                                                            -----------    -----------    -----------   -----------     ---------

      Interest portion of rental expense                         54,218         45,655         42,063        27,515        23,698
                                                            -----------    -----------    -----------   -----------     ---------

      Total fixed charges                                   $   927,539    $   471,625    $   480,723   $   378,277     $ 355,411
                                                            ===========    ===========    ===========   ===========     =========
Ratio of earnings to fixed charges                               1.35 x         2.23 x         3.58 x        3.45 x        2.20 x
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